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                                                                  EXHIBIT 10.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                             SEPARATION AND RELEASE


THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, SEPARATION AND RELEASE (this "Agreement") is made as of July 27, 1999, by and between SUNGOLD EYEWEAR, INC., a Washington corporation (the "Corporation"), and SHELDON GOLDMAN ("Employee").


                                    RECITALS

A. The Corporation and Employee are parties to that certain Employment Agreement dated as of April 10, 1997 as amended by that certain Amendment to Employment Agreement dated April 22, 1998 (the "Employment Agreement");

B. Subject to the terms and conditions set forth herein, the Corporation and Employee desire to further amend and terminate the Employment Agreement.

C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.


                                   AGREEMENT

1.   TERMINATION OF EMPLOYMENT RELATIONSHIP.
     --------------------------------------
      The Employment Agreement shall terminate on July 27, 1999, and effective as of the close of business on July 27, 1999, the employment relationship between the Corporation and Employee shall terminate (the "Termination Date").

2.   AMENDMENT TO ROYALTY AGREEMENT; TERMINATION AND RELEASE.
     -------------------------------------------------------
      Together with the execution of this Agreement, the Corporation and Employee, as an officer and authorized signatory of Sungold Enterprises, Ltd., will enter into and execute that certain Amendment to Royalty Agreement, Termination and Release of even date herewith, a copy of which is attached hereto as Exhibit A.

3.   SEVERANCE BENEFITS.
     ------------------
     3.1  Severance Pay.
          -------------
           On July 27, 1999, the Corporation shall pay to Employee, by wire transfer to an account as Employee shall direct, the sum of $92,855.41, which represents the unpaid portion of Employee's Base Salary under the Employment Agreement for the remaining Term of Employment (the "Severance Payment") less normal and authorized payroll withholdings and deductions.

     3.2  FTO.
          ---
           The Corporation shall pay to Employee, together with his Severance Payment, $11,298.39 for Employee's earned but unused Flexible Time Off benefits through April 10, 2000 less normal and authorized payroll withholdings and deductions.. Employee understands and acknowledges that he will accrue no further Flexible Time Off from and after the Termination Date.

     3.3  COBRA.
          -----
           Employee acknowledges and understands that since the Corporation's health and disability insurance policies maintained for the benefit of its employees, including Employee, are group policies, Employee will be unable to continue to participate in such policies. Employee may elect to continue his family medical, dental and vision coverages, however, by paying for COBRA continuation coverage for up to 18 months after the Termination Date or until Employee is entitled to Medicare, or until Employee is covered under other plans with no pre-existing exclusion. The Corporation shall pay to Employee together with his Severance Payment $5,808.60, which amount is equal to Employee's COBRA payment from the Termination Date through April 30, 2000 to continue Employee's family medical, dental and vision coverage through April 30, 2000. The Corporation shall provide Employee with information regarding COBRA continuation coverage. Employee understands and acknowledges, however, that it is his responsibility to take any actions and to submit any documents as may be required to continue COBRA coverage after the Termination Date.

     3.4  Expenses.
          --------
           The Corporation shall reimburse Employee for any reasonable expenses incurred by Employee on behalf of the Corporation, subject to the receipt by the Corporation of all supporting documentation. Employee understands that Employee is not authorized to incur expenses or to make commitments on behalf of the Corporation after the Termination Date.

4.   STOCK OPTIONS.
     -------------
      As of the Termination Date, Employee is fully vested in options to purchase 20,000 shares of Gargoyles, Inc. common stock at an exercise price of $8.00 per share. Employee understands that the vested options will continue to be governed by the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan, as Amended and Restated on July 22, 1996, and that in accordance with the terms of such plan Employee's right to exercise the vested options expires on October 19, 1999.

5.   COMPLETE RELEASE OF CLAIMS.
     --------------------------
     By signing this Agreement, the Corporation and the Employee each agree not to start any lawsuits, charges, or other legal action against the other relating to Employee's employment with the Corporation or the benefits that employee received or should have received from the Corporation. In addition, the Corporation and Employee, each for itself or himself and for their respective heirs, representatives, executors, and successors, waive any rights or claims each may have against the other, or, in the case of Employee, any employee benefit plans sponsored by the Corporation in which employee participates, and all of the Corporation's or Employee's respective affiliated and related entities, owners, shareholders, officers, directors, trustees, heirs, administrators, executors, agents, employees, employees' spouses, insurers, either past or present, and all of their successors, agents or assigns (collectively "Releasees"). The Corporation and Employee each hereby release the Releasees from any and all claims, actions, causes of action, obligations, costs, expenses, damages, losses, debts, and demands, including attorneys' fees and costs actually incurred (collectively "Claims") of whatever kind, in law or in equity, known or unknown, suspected or unsuspected, which arose prior to the Termination Date.

      This release includes, but is not limited to: (i) any Claims under any local, state or federal laws regulating employment, including without limitation, the Civil Rights Acts, the Age Discrimination and Employment Act, the Americans with Disabilities Act, and the Workers' Adjustment and Retraining Notification Act; (ii) Claims under the Employee Retirement Income Security Act; (iii) Claims under any local, state or federal wage and hour laws; or (iv) Claims alleging any legal restriction on the Corporation's right to terminate their employees, or personal injury claims, including without limitation wrongful termination, discrimination, harassment, breach of contract, defamation, tortuous interference with business expectancy, black listing, or infliction of emotional distress, whether arising under statute or common law.

6.   COOPERATION WITH COMPANY.
     ------------------------
     Until April 10, 2000, Employee will fully cooperate with, and from time to time make himself available at the Corporation's request to consult with, the Corporation on matters in which Employee was involved on behalf of the Corporation. Nothing in this Section 6, however, shall prevent Employee from taking on other employment.

7.   SURVIVAL OF PROVISIONS OF EMPLOYMENT AGREEMENT.
     ----------------------------------------------
      Employee understands that as of the Termination Date, the Employment Agreement is terminated and is amended by this Agreement, and that Employee shall have no further rights or obligations under the Employment Agreement except for the terms set forth in Sections 7 through 9 of the Employment Agreement (as amended by the Amendment to Employment Agreement dated April 22,
1998) relating to "Intellectual Property; Nondisclosure of Confidential Information; Dispute Resolution, and Enforcement", which shall remain in effect following the Termination Date in accordance with their terms.

8.   SUCCESSORS
     ----------
      This Agreement shall be binding upon the parties hereto and their respective heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of each and all of the Releasees, and to their heirs, representatives, executors, administrators, successors and assigns.

9.   GENERAL PROVISIONS
     ------------------
     9.1  Governing Law.
          -------------
           This Agreement shall in all respects be interpreted, enforced and governed under the laws of the state of Washington. The language of all parts of this Agreement shall in all cases by construed as a whole, according to its fair meaning, and not strictly for or against either party.

     9.2  Invalidity.
          ----------
           If any of the provisions of this Agreement are held to be illegal or invalid, the remaining provisions shall not be affected thereby, and the illegal or invalid provision shall be deemed not to be a part of this Agreement.

     9.3  Entire Agreement.
          ----------------
           Except for the provisions of the Employment Agreement which survive the Termination Date, this Agreement represents and contains the entire understanding between the Corporation and Employee in connection with Employee's separation from the Corporation.

10.  NON-ADMISSION OF LIABILITY.
     --------------------------
     This Agreement shall not be construed in any way as an admission by either the Corporation or Employee of any liability or wrongdoing whatsoever on the part of either party.

11.  PRESS RELEASES.
     --------------
      The Corporation shall not issue a press release or make any public announcement that relates to or references Employee without Employee first having the opportunity to review and provide comments to the release. Employee acknowledges that memoranda circulated by the Corporation to its employees and the employees of its subsidiaries are not the type of press release or public announcement that are the subject of this section 11.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


SUNGOLD EYEWEAR, INC.
a Washington corporation

     /s/ Leo Rosenberger
By -------------------------------
     Leo Rosenberger, CEO and CFO


/s/ Sheldon Goldman
----------------------------------
SHELDON GOLDMAN